Exhibit 2.1

Form of Certificate for Ordinary Shares

Hanwha Q CELLS Co., Ltd. – Ordinary Shares

(Incorporated under the laws of the Cayman Islands)

Certificate No. [ ]	Ordinary Shares [ ]

US$700,000 Share Capital divided into

7,000,000,000.00 Ordinary Shares of US $0.00010 each

THIS IS TO CERTIFY THAT                                                                                                   [Name of Holder]

is the registered holder of

Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED for and on behalf of the Company on

by:                     DIRECTOR